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                                                                    EXHIBIT 24

                               POWER OF ATTORNEY

     The undersigned directors and officers of PC QUOTE, INC. hereby constitute and appoint Donald E. Figliulo, their true and lawful attorney-in-fact and agent, for each of them and in their name, place and stead, in any and all capacities (including without limitation, as Director and/or principal Executive Officer, principal Financial Officer, principal Accounting Officer or any other officer of the Company), to sign and execute a registration statement on Form S-3 and any amendment or amendments, including post-effective amendments thereto, for the registration under the Securities Act of 1933, as amended, of up to 5,419,032 Common Shares of PC Quote, Inc. and does hereby grant unto said attorney-in-fact and agent full power and authority to do and perform any and all acts and things requisite and necessary to be done, and hereby ratifying and confirming all that said attorney-in-fact and agent may do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 19th day of May, 1998.


     Signature

By:       /s/ JIM R. PORTER                  Chairman of the Board and
         --------------------------          Chief Executive Officer
              Jim R. Porter


By:       /s/ JOHN E. JUSKA                  Chief Financial Officer
         --------------------------
             John E. Juska


By:       /s/ LOUIS J. MORGAN                Director
         --------------------------
             Louis J. Morgan


By:       /s/ RONALD LANGLEY                 Director
         --------------------------
             Ronald Langley


By:       /s/ JOHN R. HART                   Director
         --------------------------
            John R. Hart


By:       /s/ TIMOTHY K. KRAUSKOPF           Director
         --------------------------
             Timothy K. Krauskopf